UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Ave. Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 661-2224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in to a Material Definitive Agreement

On March 14, 2016, Bone Biologics Corporation (the “Company”) and William Jay Treat entered into a Separation Agreement (the “Separation Agreement”) pursuant to which Dr. Treat resigned as the Company’s Chief Technology Officer effective March 1, 2016. Under the Separation Agreement, the Company agreed to pay Dr. Treat’s current base salary (at the rate of $300,000, when annualized) in installments corresponding to the regular pay periods of the Company and transition expenses of $2,500. Additionally, the Company granted to Dr. Treat fully vested stock options to purchase 54,000 shares of the Company’s common stock at an exercise price of $2.05 per share exercisable through February 16, 2021, and extended the term for the exercise of Dr. Treat’s existing stock options (for 799,414 shares) until February 16, 2021.

Item 5.02.	Department of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Separation Agreement, William Jay Treat resigned as the Chief Technology Officer of the Company retroactive to March 1, 2016.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description

10.1	Separation Agreement, dated as of February 29, 2016, effective March 14, 2016 between the Company and William Jay Treat.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2016	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LaNEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated as of February 29, 2016, effective March 14, 2016 between the Company and William Jay Treat.

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